UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118
(Address of Principal Executive Offices and zip code)

(702) 527-2060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K amends and restates Item 5.02 of the Current Report on Form 8-K filed on January 27, 2017 (the “Original Form 8-K”) to correct an error in Item 5.02 of the Original Form 8-K and to update the Original Form 8-K as set forth below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2017, the Company appointed Dr. Alfredo Axtmayer to serve as a director of the Company. On February 22, 2017, the Board of Directors of the Company approved the issuance of 100,000 shares of common stock to Dr. Axtmayer for his service as a director of the Company. Other than as set forth in preceding sentence, there are no arrangements or understandings with Dr. Axtmayer pursuant to which he was appointed as a director, or any related party transactions between the Company and Dr. Axtmayer that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date:	February 24, 2017

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer